                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             INTERMET CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                  [LOGO OF INTERMET CORPORATION APPEARS HERE]

                             INTERMET CORPORATION
                                   SUITE 200
                             5445 CORPORATE DRIVE
                             TROY, MICHIGAN 48098

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 10, 1997

  The annual meeting of shareholders of Intermet Corporation (the "Company") will be held on Thursday, April 10, 1997, at 9:00 a.m. at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, for the purpose of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

  1. The election of fifteen directors to constitute the Board of Directors and to serve until the next Annual Meeting and until their successors are elected and qualified.

  2. The approval of the 1997 Directors' Stock Option Plan.

  3. The approval of the appointment of Ernst & Young LLP as the independent auditors of the Company for 1997.

  4. Such other matters as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on February 25, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

  Also enclosed is the Company's 1996 Annual Report to Shareholders, which contains financial data and other information concerning the Company.

                                          By Order of the Board of Directors,

                                          Doretha J. Christoph
                                          Vice President--Finance, CFO and
                                           Secretary

March 4, 1997

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             INTERMET CORPORATION
                                   SUITE 200
                             5445 CORPORATE DRIVE
                             TROY, MICHIGAN 48098

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Intermet Corporation (the "Company") for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on April 10, 1997, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting.

  The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person, or by telephone or telegraph. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about March 4, 1997.

  Any Proxy given pursuant to this solicitation may be revoked without compliance with any other formalities by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed Proxy for the same shares bearing a later date.

  THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF FEBRUARY 25, 1997 WHO REQUESTS A COPY. ANY REQUEST FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE IN WRITING ADDRESSED TO:

                         DORETHA J. CHRISTOPH, SECRETARY
                         INTERMET CORPORATION
                         5445 CORPORATE DRIVE
                         SUITE 200
                         TROY, MICHIGAN 48098

  IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON FEBRUARY 25, 1997, THE REQUEST MUST INCLUDE A REPRESENTATION THAT THE PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE. COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K WILL ALSO BE FURNISHED TO SHAREHOLDERS ON REQUEST AND UPON THE PAYMENT OF THE COMPANY'S EXPENSE IN FURNISHING THE EXHIBITS.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on February 25, 1997. On that date the Company had outstanding and entitled to vote 25,172,874 shares of Common Stock, par value $0.10 per share, with each share entitled to one vote. All references in this Proxy Statement to percentages of shares beneficially owned are based on 25,555,374 shares of Common Stock deemed outstanding which includes options exercisable within 60 days of January 1, 1997.

  The following table sets forth certain information concerning the only "persons" (as that term is defined by the Securities and Exchange Commission ("SEC")) who are known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock, which is its only class of voting securities, as of January 1, 1997, and the ownership of the Company's Common Stock as of that date by each of the directors and nominees and each of the Named Officers (as defined under "Executive Compensation" below), and by all current directors and executive officers of the Company as a group.

                                          NUMBER OF SHARES
                 OWNER                   OWNED BENEFICIALLY    PERCENT OF CLASS
                 -----                   ------------------    ----------------
The Prudential Insurance Company of
 America                                     2,556,928(1)            10.0%
 Prudential Plaza
 Newark, NJ 07101
J.P. Morgan & Co. Incorporated               2,549,170(2)             9.9%
 60 Wall Street
 New York, NY 10260
David L. Babson & Company, Inc.              1,443,300(3)             5.6%
 One Memorial Drive
 Cambridge, MA 02142
SunTrust Bank, Atlanta (as Trustee for       1,175,653                4.7%
 Intermet Corporation Employee Stock
 Ownership Trust)
 25 Park Place, N.E.
 Atlanta, GA 30303
George W. Mathews, Jr.                       4,209,075(4)            16.7%
John Doddridge                                 365,934(5)             1.4%
Vernon R. Alden                                 21,500(6)              *
J. Frank Broyles                                67,100(6)              *
John P. Crecine                                 16,217(7)              *
Anton Dorfmueller, Jr.                          22,000(8)              *
Norman Ehlers                                        0
John B. Ellis                                   22,000(6)(9)           *
Wilfred E. Gross, Jr.                          479,500(6)             1.9%
A. Wayne Hardy                                  71,378(6)              *
Thomas H. Jeffs II                                   0
Harold C. McKenzie, Jr.                         42,300(6)(10)          *
J. Mason Reynolds                               22,500(11)             *
Curtis W. Tarr                                  42,280(12)             *
Claxton James Peterson                         118,044(13)             *
Daryl R. Marsh                                  79,805(14)             *
James W. Rydel                                 112,192(15)             *
Doretha Christoph                               60,448                 *
All Executive Officers and Directors as      6,010,777(16)           23.5%
 a Group
 (18 persons)

--------
 *Less than one percent
(1) Includes 2,364,400 shares of sole voting power, 181,328 of shared voting power, 2,364,400 shares with sole dispositive power, and 192,528 shares with shared dispositive power, with respect to The Prudential Insurance Company of America ("Prudential") as reported on Schedule 13G, dated as of December 31, 1996, filed with the SEC.

 (2) Includes 1,559,400 shares with respect to which J.P. Morgan & Co., Incorporated ("Morgan") has sole voting power and 2,549,170 shares with respect to which Morgan has sole dispositive power, as reported on
     Schedule 13G, dated as of December 31, 1996, filed with the SEC.
 (3) Includes 611,600 shares of sole voting power, 831,700 shares of shared voting power, and 1,443,300 shares with sole dispositive power with respect to David L. Babson & Company, Inc. ("Babson") as reported on
     Schedule 13G, dated as of December 31, 1996, filed with the SEC.
 (4) Does not include 664,920 shares of Common Stock owned January 1, 1997 by Mr. Mathews' wife, as trustee for their adult children and 557,050 shares of Common Stock held January 1, 1997 by Mr. Mathews' adult children.
 (5) Includes options for 125,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
 (6) Includes options for 10,500 shares of Common Stock exercisable within 60 days of January 1, 1997.
 (7) Includes options for 1,500 shares of Common Stock exercisable within 60 days of January 1, 1997.
 (8) Includes options for 5,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
 (9) Does not include 13,500 shares of Common Stock owned by a corporation of which Mr. Ellis is a director and minority shareholder.
(10) Includes 30,300 shares of Common Stock held as co-trustee under the will of Mr. McKenzie's father.
(11) Includes options for 7,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
(12) Includes options for 4,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
(13) Includes options for 42,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
(14) Includes options for 13,000 shares of Common Stock exercisable within 60 days of January 1, 1997.
(15) Includes options for 46,250 shares of Common Stock exercisable within 60 days of January 1, 1997.
(16) Includes options at January 1, 1997 for 390,000 shares of Common Stock exercisable within 60 days of January 1, 1997.

                     NOMINATION AND ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

  The By-Laws of the Company provide that the Board of Directors shall consist of up to fifteen directors. The term of office for each director continues until the next annual meeting or until his successor is elected and qualified.

  Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than fifteen nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

  Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

  The following information, as of January 1, 1997, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

                                       INFORMATION ABOUT NOMINEE
NAME (AGE)

John Doddridge (56).....Chairman of the Board and Chief Executive Officer
                        since October 27, 1994. Mr. Doddridge was Vice Chairman and Chief Executive Officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November 1994, where he also served as a director. From mid-1989 to 1992 he served as President of North American Operations of Dana Corporation, a motor vehicle parts manufacturer, and prior to mid-1989 he served as President of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a director of Detroit Diesel Corporation and The Standard Products Co.

Vernon R. Alden (73)....Director of the Company since 1986. A director and trustee of several organizations, Mr. Alden was Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, from 1969 to 1978 and President of Ohio University from 1962 to 1969. He is also a director of Augat, Inc., Colgate-Palmolive Company, Digital Equipment Corporation and Sonesta International Hotels Corporation.

J. Frank Broyles (72)...Director of the Company since 1986 and its predecessor from 1977 to 1984. Mr. Broyles has been Athletic Director of the University of Arkansas since 1958.

John P. Crecine (57)....Director of the Company since 1992. Mr. Crecine has served as Chairman and Chief Executive Officer of Integrated Digital Systems, Inc. since mid-1994. He was President of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became Dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held until 1983 when he became the University's Senior Vice President for Academic Affairs. He held that position until his Georgia Tech appointment. Mr. Crecine is a director of HBO and Co.

Anton Dorfmueller, Jr.  Director of the Company since 1990. Mr. Dorfmueller
(70)....................served as North American agent to Red Rock
                        International, a robotics manufacturer, during 1994. From 1988 to 1994 he served as a consultant for Andersen Consulting. Mr. Dorfmueller retired in 1988 as a Group Vice President of Ashland Chemical Company.

Norman Ehlers (59)......Vice President-Purchasing and Supply at Ford Motor
                        Company from 1992 until retirement in 1996. Prior to 1992 he served as Vice President-Supply for Ford of Europe, Executive Director of North American Automotive Operations Production Purchasing and Executive Director of Purchasing and Transportation Services.

John B. Ellis (72)......
                        Director of the Company since 1989. A private investor, Mr. Ellis retired in 1986 as Senior Vice President--Finance and Treasurer of Genuine Parts Co., an automotive parts distributor, where he had been employed in various capacities since 1974. Mr. Ellis is a director of Flowers Industries, Inc., Hughes Supply, Inc., Integrity, Inc., Oxford Industries, Inc., UAP, Inc. and Interstate/Johnson Lane, Inc.; and director emeritus of Genuine Parts Co.

NAME (AGE)                             INFORMATION ABOUT NOMINEE

Wilfred E. Gross, Jr.   Director of the Company and its predecessor since
(68)....................1971. Mr. Gross is Chief Executive Officer of W.T.
                        Harvey Lumber Company in Columbus, Georgia.

A. Wayne Hardy (60).....Director of the Company and its predecessor since
                        1978. Mr. Hardy is a private investor and consultant. He was Chairman and Chief Executive Officer of Eastern Inter-Trans Services, Inc. from 1986 to 1992. From 1975 to 1986 Mr. Hardy was a Vice President of the Company and its predecessor.

Thomas H. Jeffs II      Vice Chairman of First Chicago NBD Corporation and
(57)....................First National Bank of Chicago. He is also President and Chief Operating Officer of its Michigan subsidiary, NBD Bank. He is a Director of MCN
                        Corporation, the Economic Club of Detroit and a Director and Executive Committee member of the Greater
                        Detroit Chamber of Commerce. He is also Chairman of
                        New Detroit, Inc., and serves on the Board of Trustees of the Founders Society of the Detroit Institute of Arts.

George W. Mathews, Jr.  Director of the Company and its predecessor since
(69)....................1971, Mr. Mathews is the founder of the Company and was Chairman of the Board, Chief Executive Officer and President of the Company from 1971 until October 1994. He retired from the Company in December 1994. Mr. Mathews serves as a director of Metrotrans Corporation and is President of George Mathews & Associates, Inc.

Harold C. McKenzie, Jr. Director of the Company and its predecessor since
(65)....................1971. Mr. McKenzie presently serves as Facilities
                        Coordinator for The Carter Center of Emory University. He was Chairman and CEO of Machine Technologies, Inc. of Martinsville, Virginia, from 1986 until 1989 and a commercial real estate broker with Haas & Dodd Realty Co. in Atlanta, Georgia from 1989 to 1991. Mr. McKenzie retired at the end of 1986 from Southern Electric International, Inc., a subsidiary of The Southern Company, with which he was affiliated for thirty years. Previously, he served as Executive Vice President of Georgia Power Company and as President and CEO of Southern Electric International, Inc.

J. Mason Reynolds (69)..Director of the Company since 1990. From 1986 until his retirement in 1989, Mr. Reynolds was Executive Vice President of Allied Signal Corp. and President of its Automotive Sector, which manufactures automobile parts.

Curtis W. Tarr (72).....Director of the Company since 1984. Mr. Tarr retired as Vice Chairman of the Board as of December 31, 1994, a position he held since 1992. At that time he also retired as President of Intermet International, Inc., a position he held since 1991. He served as a consultant to the Company from late 1989 through 1990. Mr. Tarr was a professor and Dean of the Johnson School of Management at Cornell University from 1984 through 1989 and remained a professor there until 1990. He was a Vice President of Deere & Co., a farm equipment manufacturer, from 1973 to 1983. Mr. Tarr was President of Lawrence University, Appleton, Wisconsin, from 1963 to 1969 and an Undersecretary of State from 1972 to 1973. He is also a director of State Farm Insurance Companies. He retired from the George Banta Co., Inc., board in 1995.



 There are no family relationships among the executive officers and directors of the Company.

                            EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                -----------------------------
                                                                                SECURITIES
                               ANNUAL COMPENSATION                              UNDERLYING
NAME AND PRINCIPAL       -----------------------------------    RESTRICTED     OPTIONS/SARS    ALL OTHER
POSITION                 YEAR  SALARY  BONUS (1)     OTHER      STOCK AWARD   (NO. OF SHARES) COMPENSATION
------------------       ---- -------- ---------    --------    -----------   --------------- ------------
John Doddridge.......... 1996 $450,000 $342,151     $117,033(2)       --          100,000       $14,916(3)
 Chairman of the Board
 and                     1995  350,016  232,130      179,436(2)       --          100,000        11,661(4)
 Chief Executive Officer 1994   29,168  127,500(5)    96,591     $165,000(2)      100,000           --
Claxton James Peterson.. 1996  230,000  138,648       10,451          --           28,000        13,039(6)
 Vice President--Foundry 1995  190,000  116,070        8,286          --           40,000        11,661(4)
 Operations              1994  170,016   50,000       15,592          --            8,000        12,025
Doretha J. Christoph.... 1996  193,750  110,918      180,368(7)       --           30,000        12,432(8)
 Vice President--Finance
 and                     1995  175,000   54,160       14,856       85,630(7)       20,000           --
 Chief Financial Officer 1994      --       --           --           --              --            --
Daryl R. Marsh.......... 1996  183,504  110,918        7,684          --           29,000        12,526(9)
 Vice President--
 Machining               1995  183,503   92,850        1,519          --           20,000        11,661(4)
 Services                1994  177,840   60,000          --           --           16,000        12,025
James W. Rydel.......... 1996  170,016  110,918       10,910          --           25,000        12,377(10)
 Vice President--
 Administration          1995  170,016   92,850        9,540          --           25,000        11,661(4)
                         1994  170,016      --         1,318          --           14,000        12,025

--------
 (1) The Company has reported bonuses in this Proxy Statement in the year earned, not in the year paid.
 (2) In 1994 Mr. Doddridge owned 30,000 shares of restricted stock with a value of $165,000 on the date of the grant. 10,000 shares of Mr. Doddridge's restricted stock were earned as of December 1, 1995 (at which date the stock was valued at $12.50 per share versus the $5.50 share price when granted). The 1995 compensation earned above the price on date of grant of the restricted stock was $70,000. An additional 10,000 shares of restricted stock was earned December 1, 1996 (at which date the stock was valued at $13.75 per share versus the $5.50 share price when granted). The 1996 compensation earned above the price on the date of the grant of the restricted stock was $82,000. Mr. Doddridge will receive any dividends paid with respect to the restricted stock. The value of Mr. Doddridge's 10,000 shares of restricted stock at December 31, 1996 was $161,250. The remaining 10,000 shares of restricted stock vests on December 1, 1997.
 (3) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $4,416.
 (4) Includes (i) premiums under the Life Insurance Program of $1,161; (ii) a Company ESOP contribution of $4,500; and (iii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000.
 (5) Includes 20,000 shares of Company Common Stock with a value of $115,000 on the date of award.
 (6) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $2,539.
 (7) In 1995 Ms. Christoph owned 10,000 shares of restricted stock with a value of $85,630 on the date of the grant. These 10,000 shares were earned as of December 1, 1996. The compensation earned above the price on date of grant of the restricted stock was $51,870. There were no remaining shares of restricted stock as of December 31, 1996.
 (8) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $1,932.
 (9) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $2,026.
(10) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $1,877.

  OPTION GRANTS. Shown below is further information on grants of stock options during 1996 to the Named Officers, which are reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1996, and none of the Company's compensation plans currently provide for the grant of stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                           NO. OF                                       AT ASSUMED ANNUAL RATES
                         SECURITIES   % OF TOTAL                            OF STOCK PRICE
                         UNDERLYING  OPTIONS/SARS                            APPRECIATION
                           OPTION/    GRANTED TO                          FOR OPTION TERM (2)
                            SARS      EMPLOYEES   EXERCISE EXPIRATION ---------------------------
          NAME           GRANTED (1)   IN 1996     PRICE      DATE         5%           10%
          ----           ----------- ------------ -------- ---------- ------------ --------------
John Doddridge..........   100,000       34.0%     $13.81   07-18-06  $    801,841 $    1,761,447
Claxton James Peterson..    28,000        9.5%      12.75   07-18-06       224,515        493,205
Doretha J. Christoph....    30,000       10.2%      12.75   07-18-06       240,552        528,434
Daryl R. Marsh..........    29,000        9.9%      12.75   07-18-06       232,534        510,820
James W. Rydel..........    25,000        8.5%      12.75   07-18-06       200,460        440,362

--------
(1) 25% are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.
(2) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of the Company's Common Stock or of the stock price. To lend perspective to the illustrative "Potential Realizable Value," if the Company's Common Stock price increases 5% per year for 10 years from January 1, 1996 (disregarding any dividend payments and assuming for purposes of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding at January 1, 1996 would be approximately $225,000,000 and if the stock price increases 10% per year over such period, the increase in value would be approximately $560,000,000.

  FISCAL YEAR-END VALUES. Shown below is information with respect to unexercised options to purchase the Company's Common Stock held by the Named Officers at December 31, 1996.

                         FISCAL YEAR-END OPTION VALUES


                                           NO. OF SHARES SUBJECT TO    VALUE OF UNEXERCISED
                          SHARES           UNEXERCISED OPTIONS/SARS  IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED          HELD AT DECEMBER 31, 1996   AT DECEMBER 31, 1996
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
John Doddridge..........                     125,000      175,000    $1,215,625    $765,625
Claxton James Peterson..  4,000   $25,990     42,000       64,000       306,730     346,740
Doretha J. Christoph....  5,000    18,750          0       45,000             0     214,680
Daryl R. Marsh..........                      13,000       52,000        91,105     260,230
James W. Rydel..........                      46,250       53,750       327,931     282,639

Compensation of Directors

STANDARD ARRANGEMENTS

  Directors who are not current or retired officers of the Company receive a retainer of $4,250 per quarter, $2,000 for each Board of Directors meeting attended, and $1,000 for each "special" telephone meeting. For each Committee Meeting attended that does not coincide with the normal Board meeting period, each director receives $1,500 per meeting. Directors are reimbursed for all travel expenses associated with attending such meetings.

  Under the 1990 Directors' Stock Option Plan, the Board upon the recommendation of the Compensation Committee, awarded options for 14,000 shares on July 17, 1996 at that day's fair market value of $12.75 to three newer Board members. This action brings all Board members to a level of owning options for 12,000 shares of stock.

DEFERRED COMPENSATION PLAN

  The Board of Directors of the Company adopted the Intermet Corporation 1997 Directors' Deferred Compensation Plan on January 30, 1997. Pursuant to the Plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into "units" of phantom stock representing the value of Intermet common stock. Such election must be made prior to the year of service in which such fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts with respect to such units) after the end of their service as a director. Such payments are to be made within 30 days after such date in a lump sum or annually over a five-year period, at the election of the participant. The plan is administered by the Compensation Committee, subject to approval of the Board of Directors.

DIRECTOR RETIREMENT

  In 1996, the Company revised its policy concerning the retirement of directors. The Company's policy is such that after attaining the age of seventy, a director shall retire from the Board at the next Annual Meeting. Currently, there is a one-time grace period of two years for directors who were over the age of sixty-eight at the time of the 1996 Annual Meeting. Further, an officer of the Company, other than the Chief Executive Officer, may not serve on the Board after termination of his or her officer status. However, a previous CEO of the Company shall resign from the Board if: (a) the then current CEO ceases to be an officer but continues as a director, or (b) the Board requests the CEO's resignation.

  The Company also instated a policy whereby each director who (a) has served on the Board for more than four years, and (b) is not an officer or employee of the Company, shall receive retirement compensation equal to 10% of the current annual retainer times total years of service paid in a lump sum at retirement.

  Intermet has instituted these practices to maintain its market competitiveness with respect to directors' compensation, in order to attract and retain the best possible candidates for the Board. Additionally, the intent of its directors' compensation program is to align the Board members' actions with the long-term interests of the Company.

OTHER ARRANGEMENTS

  Mr. Mathews. In connection with Mr. Mathews' retirement as Chairman and Chief Executive Officer on December 1, 1994, the Company agreed to pay Mr. Mathews the sum of $350,000 per year for three years. If Mr. Mathews dies during such three year period, the Company agreed to continue payments of his salary to his spouse until December 1, 1997. For three years after Mr. Mathews' retirement, the Company also agreed to provide Mr. Mathews and his spouse with medical and dental insurance, to provide Mr. Mathews with an automobile and office space and to pay the salary and benefits for an assistant for Mr. Mathews. In 1995 Mr. Mathews' retirement agreement was modified to provide a one-time, lump-sum payment for an automobile.

  In 1995 the Board of Directors approved a donation of $350,000 payable over eight (8) years to Georgia Tech for the creation of the George W. Mathews Heritage Center (a Sports Museum).

                             INTERMET CORPORATION
           EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

MR. DODDRIDGE

  Mr. Doddridge's employment agreement, which was entered into on October 27, 1994 with employment commencing December 1, 1994 and pursuant to which he serves as Chairman of the Board and Chief Executive Officer, runs through December 31, 1997. The contract term automatically extends on a daily basis such that the remaining term is always two years. Either the Company or Mr. Doddridge may terminate the automatic extension.

  If the Company terminates Mr. Doddridge's employment "without cause" (as defined in the employment agreement) or if he terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, he is entitled to a lump-sum payment equal to the sum of (1) his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, plus, (2) an amount equal to his annual base salary which would have been payable through the end of the contract term, plus, (3) an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and (3) the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of his employment being terminated.

  In the event of a "Change of Control" (as defined in the employment agreement), if Mr. Doddridge is subsequently terminated by the Company (or successor company) "without cause" or terminates his employment for "good reason", he is entitled to the same payments and benefits as described in the previous paragraph.

  In the event Mr. Doddridge is terminated for "cause" (as defined in the employment agreement) by the Company, he shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

  Mr. Doddridge's employment agreement contains restrictive covenants pursuant to which Mr. Doddridge has agreed not to compete with the Company during the period of his employment and following termination of his employment for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change of Control".

OTHER EXECUTIVES

  The Company has entered into employment agreements with six other executive officers, including the Named Officers. All but one of the current agreements were dated October 25, 1995 and cover an eighteen month period from November 1, 1995 through April 30, 1997. Beginning on May 1, 1996, the contract term automatically extends on a daily basis such that the remaining term is never less than one year. The most recent employment agreement which is for David L. Neilson operates in the same manner as those previously mentioned; however, it commenced January 1, 1997 and covers the period January 1, 1997 through June 30, 1998 before beginning the automatic daily extension of the remaining term to one year.

  If the Company terminates an executive's employment "without cause" (as defined in the employment agreement) or if the executive terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, he or she is entitled to (1) in a lump-sum, an amount equal to the executive's accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior Annual Bonus Period (as defined in the agreement); (2) in monthly payments, the executive's base salary and benefits (if any) payable through the end of the contract term; and
(3) following the Annual Bonus Period during which the date of termination occurs, a pro-rata portion of the Annual Bonus payable in accordance with Company policy. An executive is entitled to these same payments if employment is terminated "without cause" or for "good reason" following a "Change of Control" (as defined in the employment agreement).

  In the event an executive officer is terminated for "cause" (as defined in the employment agreement), he or she shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

  The executive employment agreements contain non-compete covenants effective during employment and following termination for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change in Control".

                             INTERMET CORPORATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation for the fiscal year ending December 31, 1996.

COMMITTEE RESPONSIBILITIES

  The Compensation Committee of the Board (the "Committee") is comprised of three non-employee directors. Committee responsibilities, with respect to the compensation of key executives, including the Named Officers, of Intermet and its subsidiaries, include reviews and recommendations relative to the following compensation elements:

  . Base salary levels of the key executive officers of Intermet;

  . All aspects of Intermet's annual bonus compensation plan;

  . Intermet's stock-based compensation;

  . All aspects of Intermet's two retirement plans, namely the Savings and Investment Plan and Trust (401(k))and the Employee Stock Ownership Plan and Trust;

  . All employment agreements and amendments thereof; and

  . The process and substance of all other aspects of compensation.

  The Committee monitors market practices and trends, and makes revisions as necessary, to ensure that Intermet's programs (1) are adequate to attract, retain and motivate the best possible executive talent and (2) benefit the long-term interests of the Company and its shareholders.

OVERALL COMPENSATION PHILOSOPHY

  The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, Intermet has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Stock price. The three concepts outlined below are the foundation of the Company's compensation philosophy:

  Pay for Performance. In 1996, the Company continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. The Company emphasizes variable, at-risk compensation that is dependent upon the employees' level of success in meeting specified Company goals.

  Target Ownership and Equity Orientation. To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, the Company strongly encourages its key executives to establish and maintain a target ownership level equal to a minimum of two times their base salary level in Company stock. Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. As these target ownership levels are met, the Committee anticipates raising the minimum ownership level to three times base salary. The emphasis on key executive stock ownership will further align the interests of the Company's executives and its shareholders.

  Management Development. The Company's compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

  The basic elements of Intermet's executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the total compensation package afforded by Intermet to each individual, including pension benefits, severance plans, insurance and other benefits.

IRC (S) 162(M)

  The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility in structuring compensation arrangements for 1996. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible. The regulations implementing Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the deductibility of executive compensation where the Company anticipates a deduction.

BASE SALARIES

  Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the Board by the Chief Executive Officer based on individual responsibilities, performance over time and the Compensation Committee's judgment of overall Company financial performance.

  In 1996, the Company's approach to the base compensation for its key executives, including the Chief Executive Officer, was to continue to hold base compensation generally at 75% of industry peer group averages. Competitive market average compensation levels were determined by independent third-party studies, published survey sources and market studies of comparably sized companies competing within the same markets as the Company. The combined efforts of holding base salary levels below market levels and incorporating lower merit increases going forward, will enable Intermet to control the fixed portion of its compensation costs over time, while placing increased emphasis on the "at-risk" components, or annual- and long-term incentive compensation, as discussed below.

ANNUAL INCENTIVE COMPENSATION

  Every annual incentive payout to key executives depends on results, not efforts.

  1996 marked the second year of the Company's Profit Sharing Plan for key executives on the Operating Committee. The purpose of this plan is to provide an incentive compensation system which rewards corporate operating management proportionately to the profitability of the Company. In 1996, Participants received a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

  The purpose of the Plant General Manager Profit Sharing Plan, now in its second year, is to provide incentives that reward Plant General Managers proportionately to the plant profitability, as measured by pre-tax profit, since the performance of these individuals significantly impacts Intermet's corporate results. At the end of each year, the incentive amount received by each Participant is determined as follows: (l) 90% of each Participant's incentive payout, as measured by the pre-tax profitability of their respective plant, is paid in cash and (2) 10% is allocated to an incentive pool from which all domestic Plant General Managers receive a pro-rata share of the total pool amount, which is also paid in cash.

LONG-TERM INCENTIVE COMPENSATION

  Intermet maintains, for key executives and management of Intermet and its subsidiaries, certain stock-based compensation plans, which allow the Committee to award the individuals it selects stock awards, restricted stock awards, incentive stock options and non-qualified stock options. Awards under these stock-based compensation plans directly link potential Participant rewards to increases in shareholder value.

  Intermet historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of Intermet's Common Stock on the date of grant and become exercisable over a four year period. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

  The purpose of the Executive Stock Option and Incentive Award Plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers of Intermet. The total number of shares available for grant under the Plan is 1,500,000 shares. During 1996, the Compensation Committee awarded options under the plan for 381,500 shares with exercise prices ranging from $12.75 to $13.81 per share.

CEO COMPENSATION

  Mr. Doddridge's base salary for 1996 was increased effective July 1, from $400,000 to $500,000 as established in his employment agreement, and was based on competitive market data and the other criteria discussed above under "Base Salaries" at the time the agreement was made on October 27, 1994. Mr. Doddridge's employment agreement, pursuant to which he serves as Chairman of the Board and Chief Executive Officer, has a 38 month term ending on December 31, 1997 but is automatically extended each day after December 31, 1995 for an additional two years. Under his agreement, Mr. Doddridge's base salary is subject to an increase at the discretion of the Compensation Committee.

  Mr. Doddridge's 1996 annual incentive award was $342,151 paid in cash, which represents 68.4% of his 1996 base salary. This award was determined by the same criteria discussed above under "Annual Incentive Compensation" and rewarded Mr. Doddridge with a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

  Mr. Doddridge received a stock option grant to purchase 100,000 shares at $13.8125 per share, the fair market value on the date of grant, July 18, 1996, all of which were non-qualified stock options. In determining the option grant level for Mr. Doddridge, the Committee considered individual performance, current ownership level of Intermet shares and target ownership goals, as described herein under "Overall Compensation Philosophy." The Committee believes that Mr. Doddridge's stock option grant continues to align his compensation more directly with the interests of Intermet's shareholders.

BENEFITS

  The Company provides benefits at no charge to each salaried employee, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. The Company also has a medical reimbursement plan available to the named Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

RETIREMENT PLANS

  The Company has a two-part retirement program: the Savings and Investment Plan and Trust (401(k)) and the Employee Stock Ownership Plan and Trust, which are available to eligible salaried employees, including the Named Officers.

  The Savings and Investment Plan and Trust (401(k)) permits eligible salaried employees to contribute up to 10% of their compensation subject to certain limitations, and invest it in one or more of five investment funds offered through the Plan. The Company matches an individual's contribution at a rate of fifty cents for each dollar saved, up to 4% of pay. At the end of the year, the Company makes an additional contribution to the individual's account of an amount equal to 2% of the individual's annual compensation.

  The Employee Stock Ownership Plan and Trust purchases Common Stock of the Company for its eligible salaried employees. The Company contributes an amount equal to 3% of the individual's wages or salary.

OTHER AWARDS

  The Company provides automobiles for certain key employees including sales people. When these are used for personal rather than business needs, the Company determines the cost of that use and includes that amount on the W-2 form sent to the Internal Revenue Service.

  The Company has a salary continuation plan in the event of the death of certain key executives. Salary is paid for one year following the death of the Chairman or President of the Company, nine months for other executive officers of the Company, and six months for certain executive officers of one of the subsidiaries of the Company.

CONCLUSION

  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                  INTERMET CORPORATION COMPENSATION COMMITTEE

                                Vernon R. Alden
                               J. Frank Broyles
                                John P. Crecine

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a group of companies consisting of Arvin Industries, Inc., Chrysler Corporation, Dana Corporation, Ford Motor Company, General Motors Corporation, MascoTech, Inc. (formerly known as Masco Industries, Inc.), Simpson Industries, Inc. and Standard Products Company, for the period of five years commencing on December 31, 1991 and ending December 31, 1996.





                             CERTAIN TRANSACTIONS


                                   [GRAPH]

                        [DESCRIPTION OF GRAPH TO COME]


  The Prudential Insurance Company of America ("Prudential") is the record owner of 2,556,928 shares (10.0%) of the outstanding Company Common Stock, with respect to which Prudential had certain piggyback registration rights that expired December 31, 1995. On December 11, 1992, the Company sold $25,000,000 principal amount of Senior Notes due December 11, 2002 to Prudential.

  On March 31, 1992, a subsidiary of the Company acquired all of the common and preferred stock of PBM Industries, Inc. ("PBM"). From this transaction, promissory notes totaling $2,900,000 were issued to selling shareholders. Prudential and two of its affiliates were minority shareholders of PBM. As of December 31, 1996, the Company owed approximately $39,762 in principal and interest to Prudential on such notes.

  On August 21, 1995 the Company entered into a Credit Agreement (the "Agreement") with certain domestic and foreign lenders, relating to a $70,000,000 and DM 8,000,000 revolving line of credit. On February 23, 1996, the Agreement was amended and restated to provide the Company with a $100 million revolving credit facility and then subsequently on November 14, 1996, the Agreement was further amended and restated to provide the Company with a $200 million revolving credit facility pursuant to which SunTrust Bank, Atlanta (formerly known as Trust Company Bank) is one of the lenders under the Credit Agreement and also acts as agent for the other lenders. SunTrust Bank, Atlanta is the trustee of the Company's Employee Stock Ownership Plan and Trust and in such capacity owns of record 1,175,653 (4.7%) of the Company's outstanding Common Stock.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held six meetings during 1996. All of the directors attended at least 75% of all meetings of the Board and of each committee of the Board on which they served.

  The Compensation Committee of the Board of Directors sets the compensation for the Company's executive officers and key personnel. The Compensation Committee is currently comprised of Messrs. Alden, Broyles and Crecine. The Compensation Committee held four meetings during 1996.

  The Nominating Committee of the Board of Directors identifies and recommends potential candidates to the Board to serve as member of the Board of Directors. The Nominating Committee, which is currently comprised of Messrs. Broyles, McKenzie and Reynolds, held one meeting during 1996. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

  The Audit Committee reviews financial controls and the methods of preparation of the Company's financial statements, evaluates audit performance and reports on such matters to the Board. The Audit Committee, which is currently comprised of Messrs. Dorfmueller, Gross, and McKenzie, held one meeting during 1996.

  The Finance Committee reviews the financial health and strategy of the Company and evaluates financial performance and major investments of the Company and reports on such matters to the Board. The Finance Committee, which is currently comprised of Messrs. Ellis, Gross, Hardy and Reynolds, held two meetings during 1996.

                     PROPOSED DIRECTORS' STOCK OPTION PLAN

                                 (PROPOSAL 2)

  The Board of Directors of the Company adopted the Intermet Corporation 1997 Directors' Stock Option Plan (the "Directors' Stock Option Plan") on January 30, 1997 upon recommendation by the Compensation Committee of the Board of Directors, subject to approval by the shareholders of the Company at the Annual Meeting.

  The Board of Directors of the Company believes that the ownership of Common Stock by directors supports the maximization of long-term shareholder value by aligning the interests of directors with those of shareholders. The Directors' Stock Option Plan is designed to facilitate the ownership of Common Stock by non-employee directors by permitting such directors to receive grants of options to acquire Common Stock in order to increase their proprietary interest in the Company and to encourage their contributions and continuation as directors.

SUMMARY OF DIRECTORS' STOCK OPTION PLAN

  A summary of the Directors' Stock Option Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Directors' Stock Option Plan, which is attached to this Proxy Statement as Exhibit A.

  The purpose of the Directors' Stock Option Plan is to promote the long-term growth of the Company by enhancing the Company's ability to attract and retain highly qualified and capable non-employee directors with diverse backgrounds and experience and by increasing the proprietary interest of non-employee directors in the Company. Only non-employee directors of the Company are eligible to participate in the Directors' Stock Option Plan. Currently, the Company has 11 non-employee directors. If Proposal 1 is adopted by the shareholders of the Company, the Company will have immediately after such approval 13 non-employee directors.

  Under the Directors' Stock Option Plan, if approved by the shareholders of the Company, each non-employee director may, in the sole discretion of the Compensation Committee of the Board of Directors subject to approval of the Board of Directors, be granted options to purchase Common Stock of the Company. The non-employee directors who are entitled to receive such grants, and the extent of such grants, are in the sole discretion of the Compensation Committee of the Board of Directors subject to approval of the Board of Directors. Such grants are in addition to, and not in lieu of, any other compensation that directors of the Company may receive. See "Compensation of Directors" above.

  A maximum of 150,000 shares of Common Stock will be available for the grant of stock options under the Directors' Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends, capital adjustments or other increases or decreases in shares of Common Stock effected without receipt of consideration by the Company. To the extent that a stock option granted under the Directors' Stock Option Plan expires or terminates without being exercised, the shares of Common Stock allocable to the unexercised portion of such option will be available for award under the Directors' Stock Option Plan.

  If the Directors' Stock Option Plan is approved by the shareholders of the Company, each non-employee director will immediately be eligible to receive grants of stock options, at the discretion of the Compensation Committee of the Board of Directors, subject to approval of the Board of Directors. The Directors' Stock Option Plan will terminate on April 10, 2007; provided, however, that options granted prior thereto may extend beyond such date and the provisions of the Directors' Stock Option Plan will continue to apply to such options. No stock option issued under the Directors' Stock Option Plan may have a duration in excess of ten years from the date of grant. Any option or portion thereof that is not exercised before its expiration, will no longer be exercisable.

  The exercise price per share of all stock options granted under the Directors' Stock Option Plan will be 100% of the fair market value per share of Common Stock on the date of grant, defined as the last per share sale price for the Common Stock on such date as reported on the NASDAQ Stock Market; or if no such sale price is reported on the NASDAQ Stock Market for such date, then the average of the closing bid and asked prices on the NASDAQ Stock Market for the Common Stock on such date; provided that if the Common Stock is not listed for trading on the NASDAQ Stock Market as of such date, and is instead listed for trading on a national stock exchange, then the fair market value as of such date will be the closing price of the Common Stock on such date, on such exchange. Options granted under the Directors' Stock Option Plan may be exercised by the payment in cash of the aggregate exercise price thereof.

  Options granted under the Directors' Stock Option Plan will not be transferable by the participant other than by will or the laws of descent and distribution, nor will they be exercisable during the participant's lifetime other than by the participant. Under the terms of the Directors' Stock Option Plan, Common Stock will not be issued to or in the name of or be exercisable by any person other than the participant; provided, however, that an option may after the death or disability of the participant be exercised by such participant's designated beneficiary, legal representative, guardian or estate.

  Options granted under the Directors' Stock Option Plan may be exercised only while the participant serves as a director of the Company and for a period of two years after the date that service as a director has ended (or such shorter period ending upon the expiration date of the option). In the event of the death or disability of the participant, options granted under the Directors' Stock Option Plan may be exercised for a period of one year after the date of death or disability (or such shorter period ending upon the expiration date of the option).

FEDERAL INCOME TAX CONSEQUENCES

  The grant of an option under the Directors' Stock Option Plan will not result in income for the participant or in a deduction for the Company. The exercise of an option will generally result in compensation income for the participant and a deduction for the Company, in each case as measured by the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise.

ADMINISTRATION OF DIRECTORS' STOCK OPTION PLAN

  The Directors' Stock Option Plan will be administered by the Compensation Committee of the Board of Directors, subject in all cases to approval by the Board of Directors. The Board of Directors may amend or terminate the Directors' Stock Option Plan at any time, but no such amendment or termination will adversely affect the terms of any option then in effect unless the written consent of the participant so affected is obtained. The Directors' Stock Option Plan, each option granted under the Directors' Stock Option Plan and the grant and exercise thereof, the obligation of the Company to issue shares under the Directors' Stock Option Plan and any amendment or termination of the Directors' Stock Option Plan will be subject to applicable laws, rules and regulations.

BENEFITS TO NON-EMPLOYEE DIRECTORS

  Only non-employee directors of the Company are entitled to participate in the Directors' Stock Option Plan (currently 11 persons). Because the grant of options and the extent of participation of non-employee directors in the Directors' Stock Option Plan is in the sole discretion of the Compensation Committee subject in all cases to the approval of the Board of Directors, it is not presently possible to determine the benefits that will be received by such directors under the Directors' Stock Option Plan.

ADDITIONAL INFORMATION

  The closing price of the Common Stock of the Company, as reported on the NASDAQ Stock Market on February 25, 1997, was $15.50.

  All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned and no specification is made, the shares represented by the proxy will be voted for approval of the Directors' Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting will constitute approval of the Directors' Stock Option Plan. If not so approved by the shareholders, the Directors' Stock Option Plan will be of no force or effect.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INTERMET CORPORATION 1997 DIRECTORS' STOCK OPTION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

  The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for 1997, subject to approval of this appointment by the shareholders of the Company at the Annual Meeting.

  Ernst & Young LLP were the principal independent auditors for the Company for 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

  In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by November 1, 1997 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed Proxy intend to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

Dated: March 4, 1997

                                                                      EXHIBIT A

                             INTERMET CORPORATION

                       1997 DIRECTORS' STOCK OPTION PLAN

  1. Purpose. The Intermet Corporation 1997 Directors' Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership by non-employee directors of Intermet Corporation (the "Company") of the Company's Common Stock (the "Stock") in order to increase their proprietary interest in the Company and to encourage their contributions and continuation as directors.

  2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), subject in all cases to approval by the Board of Directors. The Committee, subject in all cases to approval by the Board of Directors, shall have authority to determine the directors who shall participate in the Plan and the extent of their participation. The interpretation and construction by the Committee or Board of Directors of any provisions of the Plan or any option granted under the Plan shall be final. No member of the Committee or Board of Directors shall be liable for any action or determination made in good faith.

  3. Stock. Shares of Stock to be issued under the Plan shall be authorized and unissued shares or shares held in treasury, provided that the total amount of Stock for which options may be granted or which may be issued under the Plan shall not exceed One Hundred Fifty Thousand (150,000) shares. Such number of shares is subject to adjustment in accordance with the provisions of
Section 7 hereof. In the event that any outstanding option or portion thereof expires for any reason, the shares of Stock allocable to the expired portion of such option may again be subjected to an option for issuance under the Plan.

  4. Legal Restrictions. Notwithstanding any provisions of this Plan or the terms of any option, the Company shall not be required to issue any shares of Stock or transfer on its books and records any shares of Stock if such issue or transfer would, in the judgment of the Committee, the Board of Directors or of counsel for the Company, constitute a violation of any state or federal law or any rule or regulation of any governmental regulatory body or any securities exchange or automated dealer quotation system. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option, to agree in writing that shares acquired pursuant to such exercise will not be transferred or disposed of except in compliance with applicable state and federal securities laws.

  5. Award of Options.

  (a) The Committee, subject to approval by the Board of Directors, may grant options under the Plan to persons then serving as directors of the Company and shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. The options granted under the Plan shall be deemed to be non-qualifying stock options, and are not incentive stock options, under Section 422 of the Internal Revenue Code.

  (b) Options granted under the Plan shall be subject to and governed by such other terms and conditions not inconsistent with the Plan as shall be determined by the Committee, subject to approval by the Board of Directors.

  (c) The date on which an option shall be granted shall be the date that the Board of Directors approves such grant. Each option granted under the Plan shall be evidenced by a written Stock Option Agreement between the Company and the optionee in such form as the Committee, subject to approval of the Board of Directors, may from time to time approve.

  6. Terms and Conditions of Options.

  (a) Option Price. In the case of each option granted under the Plan, the purchase price for shares of Stock shall not be less than the Fair Market Value of the Stock on the date of grant of such option. Fair Market Value for purposes of the Plan shall be the last per share sale price for the Stock on such date as reported on the NASDAQ Stock Market; or if no such sale price is reported on the NASDAQ Stock Market for such date, then the average of the closing bid and asked prices on the NASDAQ Stock Market for the Stock on such date; provided that if the Stock is not listed for trading on the NASDAQ Stock Market as of a specified date, and is instead listed for trading on a national stock exchange, then the Market Value as of such date shall be the closing price of the Stock on such date, on such exchange.

  (b) Period of Option and When Exercisable.

    (i) The duration of each option shall be determined by the Committee, but in no event shall the maximum duration of an option exceed ten (10) years from the date of its grant.

    (ii) Options shall be exercisable in full or in such installments as shall be determined by the Committee upon the grant of the option.

    (iii) Except as hereinafter provided, an option may be exercised by an optionee only while such optionee serves as a director of the Company. In the event that an optionee shall cease serving as a director of the Company, such option may be exercised, to the extent that the option was exercisable on the date that service as a director ended, until the earlier of two (2) years after the date that service as director ended or the original expiration date of the option.

    (iv) In the event of the death or disability of an optionee, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the optionee's legal representative or guardian, or the optionee's estate ("Successors") until the earlier of one (1) year after the date of death or disability or the original expiration date of the option. The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

  (c) Exercise and Payment. Subject to the provisions of Section 6(b), an option may be exercised by notice (in the form prescribed by the Committee, subject to approval by the Board of Directors) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made by check payable to the order of the Company.

  (d) Nontransferability. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by the optionee, nor shall Stock be issued to or in the name of anyone other than the optionee; provided, however, that an option may after the death or disability of an optionee be exercised pursuant to Section 6(b)(iv).

  7. Adjustments to Optioned Shares. The aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares of Stock that may be purchased under each outstanding option, and the price per share in each option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, stock split, payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. Subject to any required action by shareholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

   8. Term of Plan. No option shall be granted under the Plan after April 10, 2007. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

   9. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

  10. No Obligation to Exercise Option. The granting or acceptance of an option shall not impose an obligation upon the optionee to exercise the option.

  11. Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to shares of Stock covered by an option until the date of issuance of such shares of Stock after the exercise of such option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

  12. Tax Withholding. The delivery of any shares of Stock under this Plan shall be for the account of the Company and any such delivery or distribution shall not be made until the recipient shall have made satisfactory arrangements, if required by law, for the payment of any applicable withholding taxes.

  13. No Rights to Status as a Director. Participation in the Plan does not give any person any right to remain a member of, be nominated for, or reelected to, the Board.

  14. Amendment or Termination. Subject to the provisions of this Section 14, the Board of Directors may amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect any option then in effect unless the written consent of the optionee so affected is obtained. The Plan, each option under the Plan and the grant and exercise thereof, the obligation of the Company to sell and issue shares under the Plan and any amendment or termination hereof shall be subject to applicable laws, rules and regulations.

  15. Effectiveness of Plan. The Plan was adopted by the Board of Directors on January 30, 1997, subject to the approval by the shareholders of the Company.

  16. Governing Law. The provisions of this Plan shall be interpreted, governed, and enforced in accordance with the laws of the State of Michigan.

  17. Severability. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof, to any person or circumstances, is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure) and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

                                  COMMON STOCK
                            OF INTERMET CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
  The undersigned hereby appoints C. James Peterson and Doretha J. Christoph, or either of them, with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the "Company") to be held on April 10, 1997, and any adjournment thereof.
 1. Election of directors
  John Doddridge; Vernon R. Alden; J. Frank Broyles; John P. Crecine; Anton Dorfmueller, Jr.; Norman Ehlers; John B. Ellis; Wilfred E. Gross, Jr.; A. Wayne Hardy; Thomas H. Jeffs II; George W. Mathews, Jr.; Harold C.
  McKenzie, Jr.; J. Mason Reynolds; Curtis W. Tarr.
  [_] FOR all nominees for director listed above
  [_] WITHHOLD AUTHORITY to vote for all nominees listed above
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

--------------------------------------------------------------------------------
 2. Approval of the 1997 Directors' Stock Option Plan.
                      [_] FOR    [_] AGAINST    [_] ABSTAIN
 3. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1997.
                      [_] FOR    [_] AGAINST    [_] ABSTAIN
 4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, "FOR" APPROVAL OF THE DIRECTORS' STOCK OPTION PLAN, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Please sign this Proxy exactly as
                                          name appears on the Proxy.
                                          -------------------------------------

                                          Note: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In
                                          the case of joint tenants, each
                                          joint owner must sign.

                                          Date: _______________________________

                                  COMMON STOCK
                            OF INTERMET CORPORATION
                     DIRECTIONS FOR VOTING STOCK ALLOCATED
                   TO A PARTICIPANT'S ACCOUNT PURSUANT TO THE
               INTERMET CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

  The undersigned participant in the Employee Stock Ownership Plan and Trust ("ESOP") hereby directs SunTrust Bank as Trustee of the ESOP to vote those shares of Common Stock of Intermet Corporation (the "Company") allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of INTERMET CORPORATION to be held on April 10, 1997, and any adjournment thereof:
 1. Election of directors
  John Doddridge; Vernon R. Alden; J. Frank Broyles; John P. Crecine; Anton Dorfmueller, Jr.; Norman Ehlers; John B. Ellis; Wilfred E. Gross, Jr.; A. Wayne Hardy; Thomas H. Jeffs II; George W. Mathews, Jr.; Harold C.
  McKenzie, Jr.; J. Mason Reynolds; Curtis W. Tarr.
  [_] FOR all nominees for director listed above
  [_] WITHHOLD AUTHORITY to vote for all nominees listed above
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

--------------------------------------------------------------------------------
 2. Approval of the 1997 Directors' Stock Option Plan.
                      [_] FOR    [_] AGAINST    [_] ABSTAIN
 3. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1997.
                      [_] FOR    [_] AGAINST    [_] ABSTAIN
 4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, "FOR" APPROVAL OF THE DIRECTORS' STOCK OPTION PLAN, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. THE TRUSTEE WILL VOTE THOSE SHARES ALLOCATED TO ESOP PARTICIPANTS FOR WHICH IT DOES NOT RECEIVE TIMELY VOTING INSTRUCTIONS.

                                           Please sign exactly as name appears
                                           on these Directions.
                                           ------------------------------------
                                           Note: When signing as an attorney,
                                           trustee, administrator or guardian,
                                           please give your title as such. In
                                           the case of joint tenants, each
                                           joint owner must sign.


                                           Date: ______________________________